UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
       --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 22, 2008


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                            93-0926999
(State of other Jurisdiction                             (IRS Employer ID No.)
        of Incorporation)

901 NORTH KANSAS AVE,  NORTH LIBERTY, IA                        52317
(Address of Principal Executive Offices)                     (Zip Code)


        Registrant's Telephone Number (including area code): 319-626-3600

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated April 22, 2008 with respect to the Company's financial results for the quarter ended March 31, 2008.

Item 2.02.   Results of Operations and Financial Condition.

     On April 22, 2008, Heartland Express, Inc. announced its financial results for the quarter ended March 31, 2008. The press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                  HEARTLAND EXPRESS, INC.

Date: April 22, 2008                              BY:/s/ John P. Cosaert
                                                  JOHN P. COSAERT
                                                  Vice-President
                                                  Finance and Treasurer

                                Exhibit No. 99.1


Tuesday, April 22, 2008, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the First Quarter of 2008.

NORTH LIBERTY, IOWA - April 22, 2008 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter ended March 31, 2008. Operating revenues for the quarter increased 3.9% to $149.0 million from $143.4 million in the first quarter of 2007. Net income decreased 35.0% to $14.7 million from $22.6 million in the 2007 period. Earnings per share were $0.15 compared to $0.23 for the first quarter of 2007. Operating income during the first quarter of 2008 was negatively impacted approximately $5.1 million or $0.03 per share due to continued increases in fuel cost, net of fuel surcharge revenue. Further, operating income was reduced during the first quarter of 2008 by approximately $5.0 million or $0.03 per share compared to the first quarter of 2007 due to a decline in gains on disposals of property and equipment.

During the quarter ended March 31, 2008 the Company experienced a 41.6% increase in average fuel costs per gallon from an average cost of $2.40 in the quarter ended March 31, 2007 to an average cost of $3.40 in the same period of 2008. Average cost per gallon of fuel during the year ended December 31, 2007 was $2.71 per gallon. The Company continues to buy fuel in bulk for terminal locations and continues its strategy of the majority of tractor fueling taking place at terminal locations taking advantage of bulk fuel purchasing prices. All of the Company's eleven terminal locations have fueling capabilities.

For the quarter ended March 31, 2008, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of operating revenues) of 86.7% and a 9.8% net margin (net income as a percentage of operating revenues). The Company reported an operating ratio of 78.2% and a 15.7% net margin for the quarter ended March 31, 2007. The Company ended the quarter with cash, cash equivalents, short-term and long-term investments of $202.8 million, a $7.9 million increase from the $194.9 million reported at December 31, 2007. The Company's balance sheet continues to be debt-free.

As of March 31, 2008, all of the Company's $186.6 million long-term investment balance was invested in auction rate student loan educational bonds backed by the U.S. government and were associated with unsuccessful auctions. The majority of the underlying investments continue to hold AAA (or equivalent) ratings from recognized rating agencies. Prior to the Company experiencing unsuccessful auctions, these investments were classified as short-term as they were auctioned and sold or interest rates were reset through a regular auction process. Based on unsuccessful auctions, the Company's options are to sell such investments at discounts or continue to hold such investments and earn higher rates of return than the Company could currently earn otherwise in other AAA rated, short-term, tax free security investments. Management continues to believe that current amounts of cash and cash equivalents along with cash flows from operations are sufficient to meet the Company's short term cash flow requirements and therefore has chosen to hold such investments until successful auctions resume or the investments are called by the issuer rather than selling the securities at discounted pricing. The Company continues to earn the default maximum interest rate of the underlying investments during the unsuccessful auction periods. The Company's average rate of return on these investments continues to exceed the current rates of return on other AAA rated, short-term, tax free security investment options. Based on the continued unsuccessful auctions of these investments, the investments were reclassified to long-term assets during the quarter ended March 31, 2008. Further, the Company was required to estimate the fair market value of the securities in accordance with accounting regulations of Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which became effective for the Company as of January 1, 2008. As such, the fair market value of the underlying investments as of March 31, 2008, as a direct result of unsuccessful auctions, had declined below cost of the investments and therefore the Company was required to record an $11.8 million unrealized loss, net of tax, to stockholders' equity. Fair market value represents an estimate of what the Company could have sold the investments for in an orderly transaction with a third party as of the March 31, 2008 measurement date although it is not the intent of the Company to sell such securities. Previously, the fair market value of such investments was the recorded amortized cost due to the short-term nature of such investments.

The Company purchased approximately 0.8 million shares of its outstanding common stock during the quarter ended March 31, 2008 for a cost of approximately $10.6 million. Our strong cash position has allowed us to improve shareholder return with share repurchases and cash dividends without effecting growth opportunities. This repurchase of shares demonstrates the Board of Director's confidence in the Company's performance and future prospects.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of approximately $1.9 million at the rate of $0.02 per share was paid on April 2, 2008 to shareholders of record at the close of business on March 20, 2008. The Company has now paid cash dividends of $226.5 million over the past nineteen consecutive quarters. Interest income decreased in the first quarter of 2008 compared to the same period in 2007 primarily due to a decrease in average investments balance as a result of the payment of the special dividend in May 2007 of approximately $196.5 million which was primarily funded with the sale of investments.

The Company has recently been awarded six service awards evidencing the Company's continued ability to deliver the highest quality of service to the Company's customers. Such awards included, 2007 Large Dry Van Carrier of the Year Award for service provided to the McDonalds U.S. Supply Chain Network managed by Leveraged Execution Providers, 2007 Quaker/Gatorade Carrier of the Year for the Cedar Rapids, Iowa region, 2007 Walmart Carrier of the Year, 2007 Genpak Regional Carrier of the Year Award for the Louisville, Kentucky/Scottsburg, Indiana region, 2007 Eastman Supplier Excellence Award and a Unilever commitment to excellence award.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

                        Contact: Heartland Express, Inc.
                             Mike Gerdin, President
                      John Cosaert, Chief Financial Officer
                                  319-626-3600

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)

                                                      Three months ended
                                                           March 31,

                                                         2008           2007
                                                      ---------      ---------
OPERATING REVENUE                                     $ 149,049      $ 143,429
                                                      ---------      ---------
OPERATING EXPENSES:
   Salaries, wages, benefits                          $  48,592      $  48,014
   Rent and purchased transportation                      5,106          5,222
   Fuel                                                  50,499         36,813
   Operations and maintenance                             3,963          3,204
   Operating taxes and licenses                           2,243          2,280
   Insurance and claims                                   3,782          5,590
   Communications and utilities                           1,005            856
   Depreciation                                          10,412         11,704
   Other operating expenses                               4,332          4,125
   Loss (gain) on disposal of property
      & equipment                                          (644)        (5,666)
                                                      ---------      ---------

                                                        129,290        112,142
                                                      ---------      ---------
                    Operating income                     19,759         31,287
Interest income                                           2,863          3,316
                                                      ---------      ---------
Income before income taxes                               22,622         34,603
Federal and state income taxes                            7,959         12,050
                                                      ---------      ---------
Net Income                                            $  14,663      $  22,553
                                                      =========      =========

Earnings per share                                    $    0.15      $    0.23
                                                      =========      =========

Weighted average shares outstanding                      96,215         98,252
                                                      =========      =========

Dividends declared per share                          $   0.020      $   0.020
                                                      =========      =========



                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                       March 31,    December 31,
ASSETS                                                    2008          2007
CURRENT ASSETS
   Cash and cash equivalents                          $  15,838      $   7,960
   Short-term investments                                   315        186,944
   Trade receivables, net                                44,309         44,359
   Prepaid tires                                          4,247          4,764
   Other current assets                                   7,246          3,391
   Income tax receivable                                      -             57
   Deferred income taxes                                 32,127         30,443
                                                      ---------      ---------
             Total current assets                       104,082        277,918
                                                      ---------      ---------

PROPERTY AND EQUIPMENT                                  367,070        370,358
   Less accumulated depreciation                        140,852        132,545
                                                      ---------      ---------
                                                        226,218        237,813

LONG-TERM INVESTMENTS                                   186,606              -
OTHER ASSETS                                             10,497         10,563
                                                      ---------      ---------
                                                      $ 527,403      $ 526,294
                                                      =========      =========
LIABILITIES AND STOCKHOLDERS'
EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities           $  13,700      $  13,073
   Compensation & benefits                               15,258         14,699
   Income taxes payable                                   9,346              -
   Insurance accruals                                    61,600         60,882
   Other accruals                                         7,147          6,718
                                                      ---------      ---------
             Total current liabilities                  107,051         95,372
                                                      ---------      ---------

LONG-TERM LIABILITIES
   Income taxes payable                                  36,685         37,593
   Deferred income taxes                                 50,592         50,570
                                                      ---------      ---------
                                                         87,277         88,163
                                                      ---------      ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Preferred stock, $0.01 par value; authorized
      5,000 shares, none issued                               -              -
   Capital stock; common, $0.01 par value;
     authorized 395,000 shares; issued and
     outstanding 96,157 in 2008 and 96,949
     in 2007                                                962            970
     Additional paid-in capital                             439            439
     Accumulated other comprehensive loss               (11,801)             -
     Retained earnings                                  343,475        341,350
                                                      ---------      ---------
                                                        333,075        342,759
                                                      ---------      ---------
                                                      $ 527,403      $ 526,294
                                                      =========      =========
